EXHIBIT (99) (b)

Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Maxwell Technologies, Inc. (the “Company”) on Form 10-Q for period ending March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James A. Baumker, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                  Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of March 31, 2003.

May 14, 2002	/s/ James A. Baumker
Date	James A. Baumker, Vice President and
Chief Financial Officer